Exhibit 23.5

HAS


ASSOCIATES, INC.    76 Northeastern Blvd., Suite 34                  P.O. Box 84
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                                   Nashua, NH 03062             Boston, MA 02171
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                                     (603) 880-4529               (617) 472-5086
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                                 FAX (603) 880-4351            FAX (617)472-6903
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                                    has@has-inc.com                 hasq@msn.com
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                                                                     May 7, 1998
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CONSENT OF FINANCIAL ADVISOR, HAS ASSOCIATES, INC.

         We consent to the inclusion of the Opinion of HAS Associates, Inc. as an Annex to the Proxy Statement - Prospectus filed as part of the Form S-4 Registration Statement of New England Community Bancorp, Inc. and to the references to our firm as Financial Advisor to Olde Port Bank & Trust Company in the text of said Proxy Statement - Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.


                                             By: /s/ HAS ASSOCIATES, INC.
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                                                     HAS Associates, Inc.




HAS Associates, Inc.